Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Jacob S. Leach, President and Chief Operating Officer (Principal Executive Officer) of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i) the quarterly report on Form 10-Q for the quarter ended September 30, 2025 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 30, 2025

/s/ JACOB S. LEACH
Jacob S. Leach
President and Chief Operating Officer
(Principal Executive Officer)